Exhibit 99.1

PR Contact: Adam Handelsman Lippert/Heilshorn & Assoc. ahandelsman@lhai.com (212) 201-6622	IR Contact: Jody Burfening Lippert/Heilshorn & Assoc. jburfening@lhai.com (212) 838-3777

GlobalOptions Agrees to Sell its Fraud and Special Investigations Unit to GlobalOptions Services, Inc.

NEW YORK, June 11, 2010 – GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk management services, has entered into a definitive agreement to sell its Fraud and Special Investigations Unit (“Fraud/SIU”) to GlobalOptions Services, Inc. (“Global Services”), an unrelated third party, for a total cash consideration of $8.25 million, plus the assumption of substantially all of the liabilities of Fraud/SIU.  The transaction, which has been approved by GlobalOptions’ Board of Directors, is expected to close during the third quarter of 2010.

The transaction is being led by Frank Pinder, the President of Fraud/SIU, who together with Rusty Aaronson, James Buscarini, and Kevin McGinn, respectively the Executive Vice Presidents of Operations, Business Development, and Finance of Fraud/SIU, will lead and be significant shareholders of Global Services.  The transaction is subject to adjustments for working capital and includes an escrow of a portion of the cash amount.

“The sale of Fraud/SIU advances our plans to unlock value at GlobalOptions and maximize shareholder value,” said Dr. Harvey W. Schiller, Chairman and CEO of GlobalOptions.  “As mentioned previously, we are exploring the most efficient form of distributing the net proceeds from the sales of the Preparedness Services Unit and the SafirRosetti division, and now Fraud/SIU.  Subject to satisfaction of and compliance with existing contractual and banking obligations, we currently intend to return the net proceeds to our stockholders.”

“We are very excited about this opportunity,” said Frank Pinder, the President of Fraud/SIU. “We are committed to providing the highest level of service to our customers, and to the growth of the business. We remain committed to developing our industry leading claims management platform and expanding the products and services we offer to our valued customers.”

Needham & Company, LLC served as financial advisor to GlobalOptions on this transaction.

GlobalOptions Group
GlobalOptions, with headquarters in New York City and offices in 11 cities, is an integrated provider of risk mitigation and management services to government entities, FORTUNE 1000 corporations and high net-worth and high-profile individuals throughout the world. We enable clients to identify, assess and prevent natural and man-made threats to the well-being of individuals and the operations of governments and corporations. In addition, we assist our clients in recovering from the damages or losses resulting from the occurrence of acts of terror, natural disasters, fraud and other risks. We deliver risk mitigation and management services through three business segments: Preparedness Services; Fraud and Special Investigations Unit; and Forensic DNA Solutions and Products. Additional information can be found at www.globaloptions.com.

Statements in this press release regarding the company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including the successful integration of acquired businesses and revenue run rates.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group's filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.